EXHIBIT 10.1

THIS AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT dated as of March 24, 2015 (the “Amendment”) is entered into by and between:
(1)ANIXTER INC., a Delaware corporation (the “Seller”); and
(2) OPTIMAS OE SOLUTIONS, LLC (formerly AIP/FASTENERS LLC), a Delaware limited liability company (the “Buyer” and, collectively with the Seller, the “Parties” and each a “Party”).
W I T N E S S E T H
WHEREAS, the Parties are party to that certain Asset Purchase Agreement dated as of February 11, 2015 (the “Agreement”); and
WHEREAS, the Parties wish to amend the Agreement as set forth in this Amendment.
NOW THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Definitions. Except as otherwise expressly indicated herein, capitalized terms used in this Amendment shall have the meanings given them in the Agreement.

2.	Amendment of Agreement Section 6.10(a). The first sentence of Section 6.10(a) of the Agreement shall be, and hereby is, amended in its entirety to read as follows:
“Neither the Seller nor any of its controlled Affiliates will engage, directly or indirectly, in the Business for a period of five (5) years immediately following the Closing Date; provided, however, that nothing herein shall restrict or prohibit the Seller or any of its Affiliates from (i) engaging in Permitted Activities, (ii) acquiring, by any means, any interest in (including through an acquisition of the assets of) a company that is engaged in the distribution or manufacturing of fastener hardware and components, so long as such business does not make up 20% or more of such company’s revenues, or (iii) engaging, directly or indirectly, in the Business in the United Mexican States at anytime after the third (3rd) anniversary of the Closing Date.”

3.
No Other Amendment. Except as expressly provided in this Amendment, the Agreement is not, and shall not be deemed to be, amended, modified or waived in any manner whatsoever, and, as so amended, is hereby ratified and confirmed.

4.
Incoporation of Provisions. The provisions of Sections 12.7, 12.8, 12.9 and 12.12 of the Agreement are hereby incorporated in this Amendment, mutatis mutandi, as effectively as if set forth herein in full.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the day and year first above written:
ANIXTER INC.

By: /s/ Rod Shoemaker
Name: /s/ Rod Shoemaker
Title: SVP - Treasurer

OPTIMAS OE SOLUTIONS, LLC

By: /s/ Stanley Edme
Name: /s/ Stanley Edme
Title:    Vice President and Secretary

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